Exhibit 99.2

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

LOTHAR FREUND

This First Amendment (the “First Amendment”) to that certain Amended and Restated Employment Agreement (the “Agreement”) dated effective as of December 8, 2009 by and among Kraton Performance Polymers, Inc. (f/k/a Polymer Holdings LLC) (the “Parent”), a Delaware corporation, Kraton Polymers LLC (“Kraton,” or the “Company”), a Delaware limited liability company and wholly-owned subsidiary of the Parent, and Lothar Freund (“Executive”) is entered into effective as of October 12, 2010. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

In consideration of the covenants and agreements of the parties set forth below and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 4 of the Agreement is amended by deleting clause (ii) and replacing it with the following:

“(ii) up to two hundred percent (200%) of the Target if such performance objectives are exceeded due to extraordinary performance, as determined by the Board.”

2. All other provisions of the Agreement remain in full force and effect and are not altered by this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the date set forth above.

EXECUTIVE:		PARENT:
Kraton Performance Polymers, Inc.

/s/ Lothar Freund		/s/ Richard A. Ott
Lothar Freund		Richard A. Ott,
Date:	11/4/2010	Vice President – HR & Communications
		Date:	11/5/2010

COMPANY:
Kraton Polymers LLC

/s/ Richard A. Ott
Richard A. Ott,
Vice President – HR & Communications
		Date:	11/5/2010